CONSENT OF CERTIFIED PUBLIC ACCOUNTANT




I consent to the inclusion of my report, dated January 20, 1998 on my examination of the financial statements of Manor Investment Funds, Inc. (the Fund), in the registration statement Form N-1A, Amendment Number 3 of the Fund. I also consent to the reference of my firm in such registration statement.




____________________________________________
Claude  B. Ganese, CPA


Spring House, Pennsylvania
January 20, 1998